EXHIBIT 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of St. Mary Land & Exploration Company (the “Company”) for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony J. Best, as President and Chief Executive Officer of the Company, and A. Wade Pursell, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANTHONY J. BEST
Anthony J. Best
President and Chief Executive Officer
February 23, 2009

/s/ A. WADE PURSELL
A. Wade Pursell
Executive Vice President and Chief Financial Officer
February 23, 2009